MERCANTILE MUTUAL FUNDS, INC.

                                 ("REGISTRANT")

                                   FORM N-SAR

                                FILE NO. 811-3567

                  FOR THE ANNUAL PERIOD ENDED OCTOBER 31, 2000

EXHIBIT INDEX

Sub-Item 77C:         Submission of matters to a vote of security holders.

Sub-Item 77K:         Changes in Registrant's certifying accounts.

Sub-Item Q1(e):       Copies of any new or amended Registrant investment
                      advisory contracts.
------------------------------------------------------------------------------

Sub-Item 77C:         Submission of matters to a vote of security holders.

At a special meeting of shareholders held on October 13, 2000 (the "Meeting"), the shareholders of the International Equity Fund of Mercantile Mutual Funds, Inc. (the "Fund") voted to approve a new sub-advisory agreement between Firstar Investment Research & Management Company, LLC and Clay Finlay Inc. The results of the voting were was follows:

                FOR                     AGAINST                 ABSTAIN

         7,846,179.00                    890.00               1,966.00


Sub-Item 77K:         Changes in Registrant's certifying accounts.

On October 16, 2000, KPMG LLP ("KPMG") resigned as the Fund's independent auditors. KPMG's reports on the Fund's financial statements for the fiscal years ended November 30, 1999 and November 30, 1998 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund's fiscal years ended November 30, 1999 and November 30, 1998 and the interim period commencing December 1, 1999 and ending October 16, 2000, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Fund's financial statements for such years, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On November 7, 2000, the Fund by action of its Board of Directors engaged PricewaterhouseCoopers LLP ("PwC") as the independent auditors to audit the Fund's financial statements for the 11-month fiscal period ending October 31, 2000. During the Fund's fiscal years ended November 30, 1999 and November 30, 1998 and the interim period commencing December 1, 1999 and ending November 7, 2000, neither the Fund nor anyone on its behalf has consulted PwC on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Registrant has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.

Sub-Item 77Q1(e):     Copies of any new or amended Registrant investment
advisory contracts.

i)   Interim Sub-Advisory Agreement dated September 25, 2000 between Firstar
     Investment Research    &    Management Company, LLC and Clay Finlay Inc.
     with respect to the Fund's  International Equity Portfolio is filed herein.

ii) Sub-Advisory Agreement dated October 13, 2000 between Firstar Investment Research & Management Company, LLC and Clay Finlay Inc. with respect to the Fund's International Equity Portfolio is filed herein.



December 22, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for the Mercantile Mutual Funds, Inc (the Funds) and, under the date of January 21, 2000, we reported on the financial statements of Funds as of and for the periods ended November 30, 1999. On October 16, 2000, we resigned. We have read the Funds' statements included under Sub-Item 77K of its Form N-SAR for the 11-month fiscal period ended October 31, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with the Funds' statements made in paragraph two.

Very truly yours,



/s/ KPMG LLP
-------------
KPMG LLP




                         INTERIM SUB-ADVISORY AGREEMENT

                           (INTERNATIONAL EQUITY FUND)

                  AGREEMENT made as of September 25, 2000 between Firstar Investment Research & Management Company, LLC ("FIRMCO"), a Wisconsin corporation (the "Adviser"), and Clay Finlay Inc., a New York corporation ("Sub-Adviser").

                  WHEREAS, Mercantile Mutual Funds, Inc. (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Adviser has been appointed investment adviser to the Fund's International Equity Portfolio (the "Portfolio");

                  WHEREAS, the Adviser previously has retained Sub-Adviser to assist it in the provision of a continuous investment program for the Portfolio and Sub-Adviser currently is providing such assistance pursuant to a Sub-Advisory Agreement dated as of August 29, 1996;

                  WHEREAS, Old Mutual plc is this day acquiring, a controlling interest in United Asset Management Corporation, which in turn owns a controlling interest in Sub-Adviser (the "Transaction");

                  WHEREAS, the Adviser desires to retain Sub-Adviser to assist in the provision of a continuous investment program for the Portfolio following the Transaction and Sub-Adviser is willing to do so; and

                  WHEREAS, the Board of Directors of the Fund has approved this Agreement and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. APPOINTMENT. The Adviser hereby appoints Sub-Adviser to act as sub-adviser to the Portfolio as permitted by the Adviser's Advisory Agreement with the Fund pertaining to the Portfolio. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                  2. SUB-ADVISORY SERVICES. Subject to the supervision of the Fund's Board of Directors, Sub-Adviser will assist the Adviser in providing a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Portfolio. Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and resolutions of the Fund's Board of Directors applicable to the Portfolio.

                  Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

                           (a) will prepare, subject to the Adviser's approval,
                  lists of foreign countries for investment by the Portfolio and determine from time to time what securities and other investments will be purchased, retained or sold for the Portfolio, including, with the assistance of the Adviser, the Portfolio's investments in futures and forward currency contracts;

                           (b) will manage in consultation with the Adviser the Portfolio's temporary investments in securities;

                           (c) will place orders pursuant to its investment
                  determinations for the Portfolio either directly with the issuer or with any broker or dealer;

                           (d) will not purchase shares of the Portfolio for
                  itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Fund's Board of Directors or by federal, state and local law;

                           (e) will manage the Portfolio's overall cash
                  position, and determine from time to time what portion of the Portfolio's assets will be held in different currencies;

                           (f) will provide the Adviser with foreign broker
                  research, a quarterly review of international economic and investment developments, and occasional "White Papers" on international investment issues;

                           (g) will attend regular business and
                  investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser; and

                           (h) will maintain books and records with respect to
                  the securities transactions for the Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

                  3. COVENANTS BY SUB-ADVISER. Sub-Adviser agrees with respect to the services provided to the Portfolio that it:

                           (a) will conform with all Rules and Regulations of
                  the Securities and Exchange Commission;

                           (b) will  telecopy  trade  information  to the
                  Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

                           (c) will treat confidentially and as proprietary
                  information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

                  4. SERVICES NOT EXCLUSIVE. The services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Portfolio or (ii) limit or restrict Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Portfolio is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; PROVIDED, HOWEVER, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Portfolio under this Agreement.

                  5. PORTFOLIO TRANSACTIONS. Investment decisions for the Portfolio shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained or sold by the Portfolio. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                  Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Portfolio's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Portfolio and to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, or the Portfolio's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

                  6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  7. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio.

                  8.       COMPENSATION.
                           ------------

                           (a)      For the  services  provided  and  the
expenses assumed with respect to the Portfolio pursuant to this Agreement, Sub-Adviser will be entitled to a fee, computed daily and payable monthly, from Adviser, calculated at the annual rate of .75% of the first $50 million of the Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million.

                           (b)      If the Adviser  reimburses  the Fund,
pursuant to Section 8(b) of the Advisory Agreement with respect to the Portfolio, Sub-Adviser will bear its share of the amount of such reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees otherwise payable to it hereunder with respect to the Portfolio to the aggregate fees otherwise payable by the Fund to the Adviser under the Advisory Agreement with respect to the Portfolio.

                           (c)      The fees payable by the Adviser  under this
Section 8 will be maintained in an interest-bearing escrow account on behalf of the Portfolio pursuant to an Escrow Agreement by and among the Fund, the Adviser, Sub-Adviser and the Fund's custodian dated as of the date hereof. If the shareholders of the Portfolio approve a sub-advisory agreement between the Adviser and Sub-Adviser within 150 days of the date of this Agreement, the Fund, the Adviser and Sub-Adviser shall give mutual written directions to the Escrow Agent to disburse the full amount held in the escrow account, including interest earned, on behalf of the Portfolio to the Sub-Adviser. If shareholders of the Portfolio do not approve a sub-advisory agreement between the Adviser and Sub-Adviser within 150 days of the date of this Agreement, then the Escrow Agent shall disburse to the Sub-Adviser out of the escrow account the lesser of (a) the Sub-Adviser's costs incurred in performing this Agreement, plus interest earned on such amount while in escrow, or (b) the total amount in the escrow account, plus interest earned.

                  9. STANDARD OF CARE; LIMITATION OF LIABILITY. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

                  10. REFERENCE TO SUB-ADVISER. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Portfolio, which references shall not differ in substance from those included in the current registration statement pertaining to the Portfolio, this Agreement and the Advisory Agreement between the Adviser and the Fund with respect to the Portfolio, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

                  11. DURATION AND TERMINATION. This Agreement shall be effective as of the date hereof and, unless sooner terminated as provided herein, shall continue for not more than 150 days. This Agreement is terminable at any time without the payment of any penalty, on not more than 10 days' written notice to the Sub-Adviser, by the Fund's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Portfolio until approved by the vote of a majority of the outstanding voting securities of the Portfolio.

                  13. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                           TO SUB-ADVISER AT:
                           -----------------
                           200 Park Avenue
                           New York, NY 10166

                           TO THE ADVISER AT:
                           -----------------
                           One Firstar Plaza
                           7th and Washington Streets
                           Suite 2100
                           St. Louis, MO 63101

                           TO THE FUND AT:
                           --------------
                           c/o W. Bruce McConnel, Esq.
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                  14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

                  15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                FIRSTAR INVESTMENT RESEARCH &
                                                  MANAGEMENT COMPANY, LLC
Attest:

                                                By:      /S/ BRUCE R. LANING
--------------------------------------------       -------------------------
                                                          CLAY FINLAY INC.

Attest:

SIGNATURE ILLEGIBLE                             By:      SIGNATURE ILLEGIBLE
--------------------------------------------       -------------------------


                             SUB-ADVISORY AGREEMENT

                           (INTERNATIONAL EQUITY FUND)

                  AGREEMENT made as of October 13, 2000 between Firstar Investment Research & Management Company, LLC ("FIRMCO"), a Wisconsin corporation (the "Adviser"), and Clay Finlay Inc., a New York corporation ("Sub-Adviser").

                  WHEREAS, Mercantile Mutual Funds, Inc. (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Adviser has been appointed investment adviser to the Fund's International Equity Portfolio (the "Portfolio");

                  WHEREAS, the Adviser previously has retained Sub-Adviser to assist it in the provision of a continuous investment program for the Portfolio;

                  WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by the shareholders of the Portfolio, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. APPOINTMENT. The Adviser hereby appoints Sub-Adviser to act as sub-advisor to the Portfolio as permitted by the Adviser's Advisory Agreement with the Fund pertaining to the Portfolio. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                  2. SUB-ADVISORY SERVICES. Subject to the supervision of the Fund's Board of Directors, Sub-Adviser will assist the Adviser in providing a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Portfolio. Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and resolutions of the Fund's Board of Directors applicable to the Portfolio.

                  Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

                           (a) will prepare, subject to the Adviser's approval,
                  lists of foreign countries for investment by the Portfolio and determine from time to time what securities and other investments will be purchased, retained or sold for the Portfolio, including, with the assistance of the Adviser, the Portfolio's investments in futures and forward currency contracts;

                           (b) will manage in consultation with the Adviser the
                  Portfolio's  temporary investments in securities;

                           (c) will place orders pursuant to its investment
                  determinations for the Portfolio either directly with the issuer or with any broker or dealer;

                           (d) will not purchase shares of the Portfolio for
                  itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Fund's Board of Directors or by federal, state and local law;

                           (e) will manage the Portfolio's overall cash
                  position, and determine from time to time what portion of the Portfolio's assets will be held in different currencies;

                           (f) will provide the Adviser with foreign broker
                  research, a quarterly review of international economic and investment developments, and occasional "White Papers" on international investment issues;

                           (g) will attend regular business and
                  investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser; and

                           (h) will maintain books and records with respect to
                  the securities transactions for the Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

                  3. COVENANTS BY SUB-ADVISER. Sub-Adviser agrees with respect to the services provided to the Portfolio that it:

                           (a) will  conform with all Rules and  Regulations  of
                  the Securities and Exchange Commission;

                           (b) will  telecopy  trade  information  to the
                  Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

                           (c) will treat confidentially and as proprietary
                  information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

                  4. SERVICES NOT EXCLUSIVE. The services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Portfolio or (ii) limit or restrict Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Portfolio is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; PROVIDED, HOWEVER, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Portfolio under this Agreement.

                  5. PORTFOLIO TRANSACTIONS. Investment decisions for the Portfolio shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained or sold by the Portfolio. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                  Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Portfolio's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Portfolio and to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, or the Portfolio's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

                  6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  7. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio.

                  8.       COMPENSATION.
                           ------------

                           (a) For the  services  provided  and  the  expenses
                  assumed with respect to the Portfolio pursuant to this Agreement, Sub-Adviser will be entitled to a fee, computed daily and payable monthly, from Adviser, calculated at the annual rate of .75% of the first $50 million of the Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million.

                           (b) If the Adviser  reimburses  the Fund, pursuant to
                  Section 8(b) of the Advisory Agreement, with respect to the Portfolio, Sub-Adviser will bear its share of the amount of such reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees otherwise payable to it hereunder with respect to the Portfolio to the aggregate fees otherwise payable by the Fund to the Adviser under the Advisory Agreement with respect to the Portfolio.

                  9. STANDARD OF CARE; LIMITATION OF LIABILITY. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

                  10. REFERENCE TO SUB-ADVISER. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Portfolio, which references shall not differ in substance from those included in the current registration statement pertaining to the Portfolio, this Agreement and the Advisory Agreement between the Adviser and the Fund with respect to the Portfolio, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

                  11. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the shareholders of the Portfolio in accordance with the terms of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue until January 31, 2002, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors or vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, Sub-Adviser or by the Fund's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Portfolio until approved by the vote of a majority of the outstanding voting securities of the Portfolio.

                  13. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                           TO SUB-ADVISER AT:
                           -----------------
                           200 Park Avenue
                           New York, NY 10166

                           TO THE ADVISER AT:
                           -----------------
                           One Firstar Plaza
                           7th and Washington Streets
                           Suite 2100
                           St. Louis, MO 63101

                           TO THE FUND AT:
                           --------------
                           c/o W. Bruce McConnel, Esq.
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                  14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                 FIRSTAR INVESTMENT RESEARCH &
                                                 MANAGEMENT COMPANY, LLC
Attest:

/S/ MELISSA A. PACKEE                            By:      /S/ JEFFREY M. SQUIRES
--------------------------------------------        ----------------------------



                                                 CLAY FINLAY INC.

Attest:

SIGNATURE ILLEGIBLE                              By:      SIGNATURE ILLEGIBLE
--------------------------------------------        -------------------------